Exhibit 99.1

1 North Brentwood Boulevard	Phone: 314.854.8000
15th Floor	Fax: 314.854.8003
St. Louis, Missouri 63105
www.Belden.com
News Release

Belden Reports Solid Results for Second Quarter 2017

St. Louis, Missouri - August 2, 2017 - Belden Inc. (NYSE: BDC), a global leader in high quality, end-to-end signal transmission solutions for mission-critical applications, today reported fiscal second quarter 2017 results for the period ended July 2, 2017.

Second Quarter 2017

On a GAAP basis, revenues for the quarter totaled $610.6 million, increasing $9.0 million, or 1.5%, compared to $601.6 million in the second quarter 2016. Net income was $36.0 million, a decrease of $6.1 million compared to the prior-year period, primarily due to a $6.0 million increase in income tax expense. This was the result of discrete incremental benefits from tax planning initiatives in the prior year. Net income as a percentage of revenues was 5.9%, decreasing 110 basis points from 7.0% in the prior-year period. EPS totaled $0.64 compared to $0.99 in the second quarter 2016. The current quarter EPS includes a $0.20 per share dilutive impact from the mandatory convertible preferred stock issued in the third quarter 2016.

Revenues for the quarter totaled $610.6 million, increasing $7.2 million, or 1.2%, compared to adjusted revenues of $603.4 million in the second quarter 2016. Adjusted EBITDA margin in the second quarter was 18.3%, increasing 40 basis points from 17.9% in the year-ago period. Adjusted net income was $64.3 million, a decrease of $1.2 million compared to the prior-year period, primarily due to the increase in income tax expense discussed above. Adjusted EPS was $1.29 compared to $1.54 in the second quarter 2016. The current quarter adjusted EPS includes a $0.20 per share dilutive impact from the mandatory convertible preferred stock. Adjusted results are non-GAAP measures, and a non-GAAP reconciliation table is provided as an appendix to this release.

John Stroup, President, CEO, and Chairman of Belden Inc., said, “Overall, the business performed in line with our expectations in the second quarter, and our proven Lean enterprise system continues to drive margin expansion in 2017. We were very pleased to complete the Thinklogical acquisition during the quarter, and we remain well-positioned with a number of other attractive inorganic opportunities.”

Outlook

“We are increasing our full-year revenue guidance to reflect the Thinklogical acquisition. We are also updating our EPS guidance to reflect the accretive impact of this acquisition and our recent debt refinancing at very favorable terms. We expect double-digit EPS growth in the second half of the year.” said Mr. Stroup.

The Company expects third quarter 2017 revenues to be $615 - $635 million. For the full year ending December 31, 2017, the Company now expects revenues to be $2.415 - $2.445 billion, compared to prior guidance of $2.355 - $2.405 billion.

The Company expects third quarter 2017 GAAP EPS to be $0.10 - $0.20. For the full year ending December 31, 2017, the Company now expects GAAP EPS to be $2.82 - $3.02, compared to the previously guided range of $3.31 - $3.56.

The Company expects third quarter 2017 adjusted EPS to be $1.35 - $1.45. For the full year ending December 31, 2017, the Company now expects adjusted EPS to be $5.35 - $5.55, compared to the previously guided range of $4.95 - $5.20.

Earnings Conference Call

Management will host a conference call today at 8:30 am ET to discuss results of the quarter. The listen-only audio of the conference call will be broadcast live via the Internet at http://investor.belden.com. The dial-in number for participants in the U.S. is 888-339-3466; the dial-in number for participants outside the U.S. is 719-325-2360. A replay of this conference call will remain accessible in the investor relations section of the Company’s website for a limited time.

BELDEN INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Six Months Ended
	July 2, 2017	July 3, 2016	July 2, 2017	July 3, 2016

	(In thousands, except per share data)
Revenues	$610,633	$601,631	$1,162,014	$1,143,128
Cost of sales	(368,124)	(353,418)	(697,391)	(669,880)
Gross profit	242,509	248,213	464,623	473,248
Selling, general and administrative expenses	(117,771)	(123,057)	(230,357)	(245,463)
Research and development	(35,144)	(36,652)	(69,666)	(72,785)
Amortization of intangibles	(27,113)	(26,263)	(50,782)	(51,795)
Operating income	62,481	62,241	113,818	103,205
Interest expense, net	(23,533)	(24,049)	(47,039)	(48,445)
Loss on debt extinguishment	(847)	—	(847)	—
Income before taxes	38,101	38,192	65,932	54,760
Income tax benefit (expense)	(2,210)	3,741	(4,460)	3,531
Net income	35,891	41,933	61,472	58,291
Less: Net loss attributable to noncontrolling interest	(86)	(99)	(192)	(198)
Net income attributable to Belden	35,977	42,032	61,664	58,489
Less: Preferred stock dividends	8,733	—	17,466	—
Net income attributable to Belden common stockholders	$27,244	$42,032	$44,198	$58,489

Weighted average number of common shares and equivalents:
Basic	42,283	42,085	42,249	42,046
Diluted	42,832	42,533	42,753	42,459

Basic income per share attributable to Belden common stockholders:	$0.64	$1.00	$1.05	$1.39

Diluted income per share attributable to Belden common stockholders:	$0.64	$0.99	$1.03	$1.38

Common stock dividends declared per share	$0.05	$0.05	$0.10	$0.10

BELDEN INC.
OPERATING SEGMENT INFORMATION
(Unaudited)

	Broadcast Solutions	Enterprise Solutions	Industrial Solutions	Network Solutions	Total Segments

	(In thousands, except percentages)
For the three months ended July 2, 2017
Segment Revenues	$188,071	$160,733	$159,255	$102,574	$610,633
Segment EBITDA	29,610	26,801	31,036	22,780	110,227
Segment EBITDA margin	15.7%	16.7%	19.5%	22.2%	18.1%
Depreciation expense	4,058	2,695	3,168	1,607	11,528
Amortization of intangibles	13,453	429	640	12,591	27,113
Severance, restructuring, and acquisition integration costs	970	8,141	346	103	9,560
Purchase accounting effects related to acquisitions	1,167	—	—	—	1,167

For the three months ended July 3, 2016
Segment Revenues	$193,521	$160,401	$147,808	$101,651	$603,381
Segment EBITDA	29,505	29,575	27,064	22,191	108,335
Segment EBITDA margin	15.2%	18.4%	18.3%	21.8%	18.0%
Depreciation expense	4,061	3,429	2,709	1,788	11,987
Amortization of intangibles	13,420	432	601	11,810	26,263
Severance, restructuring, and acquisition integration costs	1,319	1,207	2,371	972	5,869
Deferred gross profit adjustments	494	—	—	1,256	1,750

For the six months ended July 2, 2017
Segment Revenues	$356,667	$306,415	$305,436	$193,496	$1,162,014
Segment EBITDA	55,010	50,901	56,769	40,657	203,337
Segment EBITDA margin	15.4%	16.6%	18.6%	21.0%	17.5%
Depreciation expense	8,007	5,294	6,374	3,236	22,911
Amortization of intangibles	23,468	853	1,282	25,179	50,782
Severance, restructuring, and acquisition integration costs	1,378	13,014	1,467	301	16,160
Purchase accounting effects related to acquisitions	1,167	—	—	—	1,167

For the six months ended July 3, 2016
Segment Revenues	$364,793	$296,293	$288,899	$197,196	$1,147,181
Segment EBITDA	52,772	53,311	50,051	42,267	198,401
Segment EBITDA margin	14.5%	18.0%	17.3%	21.4%	17.3%
Depreciation expense	8,023	6,818	5,427	3,382	23,650
Amortization of intangibles	26,351	861	1,192	23,391	51,795
Severance, restructuring, and acquisition integration costs	5,697	1,707	3,236	3,637	14,277
Purchase accounting effects related to acquisitions	195	—	—	—	195
Deferred gross profit adjustments	1,108	—	—	2,945	4,053

BELDEN INC.
OPERATING SEGMENT RECONCILIATION TO CONSOLIDATED RESULTS
(Unaudited)

	Three Months Ended		Six Months Ended
	July 2, 2017	July 3, 2016	July 2, 2017	July 3, 2016

	(In thousands)
Total Segment Revenues	$610,633	$603,381	$1,162,014	$1,147,181
Deferred revenue adjustments	—	(1,750)	—	(4,053)
Consolidated Revenues	$610,633	$601,631	$1,162,014	$1,143,128

Total Segment EBITDA	$110,227	$108,335	$203,337	$198,401
Income from equity method investment	2,277	661	3,284	491
Eliminations	(655)	(886)	(1,783)	(1,717)
Consolidated Adjusted EBITDA (1)	111,849	108,110	204,838	197,175
Amortization of intangibles	(27,113)	(26,263)	(50,782)	(51,795)
Depreciation expense	(11,528)	(11,987)	(22,911)	(23,650)
Severance, restructuring, and acquisition integration costs	(9,560)	(5,869)	(16,160)	(14,277)
Purchase accounting effects related to acquisitions	(1,167)	—	(1,167)	(195)
Deferred gross profit adjustments	—	(1,750)	—	(4,053)
Consolidated operating income	62,481	62,241	113,818	103,205
Interest expense, net	(23,533)	(24,049)	(47,039)	(48,445)
Loss on debt extinguishment	(847)	—	(847)	—
Consolidated income before taxes	$38,101	$38,192	$65,932	$54,760

(1)	Consolidated Adjusted EBITDA is a non-GAAP measure. See Reconciliation of Non-GAAP Measures for additional information.

BELDEN INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	July 2, 2017	December 31, 2016
	(Unaudited)
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$670,360	$848,116
Receivables, net	419,591	388,059
Inventories, net	252,534	190,408
Other current assets	43,623	29,176
Assets held for sale	30,743	23,193
Total current assets	1,416,851	1,478,952
Property, plant and equipment, less accumulated depreciation	319,371	309,291
Goodwill	1,453,993	1,385,995
Intangible assets, less accumulated amortization	600,417	560,082
Deferred income taxes	35,735	33,706
Other long-lived assets	36,303	38,777
	$3,862,670	$3,806,803

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$280,796	$258,203
Accrued liabilities	255,092	310,340
Liabilities held for sale	1,803	1,736
Total current liabilities	537,691	570,279
Long-term debt	1,679,382	1,620,161
Postretirement benefits	109,599	104,050
Deferred income taxes	18,341	14,276
Other long-term liabilities	38,554	36,720
Stockholders’ equity:
Preferred stock	1	1
Common stock	503	503
Additional paid-in capital	1,119,763	1,116,090
Retained earnings	823,761	783,812
Accumulated other comprehensive loss	(65,188)	(39,067)
Treasury stock	(400,501)	(401,026)
Total Belden stockholders’ equity	1,478,339	1,460,313
Noncontrolling interest	764	1,004
Total stockholders’ equity	1,479,103	1,461,317
	$3,862,670	$3,806,803

BELDEN INC.
CONDENSED CONSOLIDATED CASH FLOW STATEMENTS
(Unaudited)

	Six Months Ended
	July 2, 2017	July 3, 2016

	(In thousands)
Cash flows from operating activities:
Net income	$61,472	$58,291
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	73,693	75,445
Share-based compensation	8,924	8,587
Loss on debt extinguishment	847	—
Changes in operating assets and liabilities, net of the effects of currency exchange rate changes and acquired businesses:
Receivables	(17,982)	(3,750)
Inventories	(42,052)	368
Accounts payable	14,748	(20,730)
Accrued liabilities	(55,094)	(39,356)
Accrued taxes	(12,523)	(17,875)
Other assets	(6,573)	2,457
Other liabilities	9,321	(2,867)
Net cash provided by operating activities	34,781	60,570
Cash flows from investing activities:
Cash used to acquire businesses, net of cash acquired	(166,945)	(17,848)
Capital expenditures	(22,197)	(25,124)
Proceeds from disposal of tangible assets	—	41
Net cash used for investing activities	(189,142)	(42,931)
Cash flows from financing activities:
Cash dividends paid	(21,688)	(4,204)
Payments under borrowing arrangements	(5,221)	(51,250)
Withholding tax payments for share-based payment awards, net of proceeds from the exercise of stock options	(4,726)	(3,598)
Debt issuance costs paid	(2,044)	—
Net cash used for financing activities	(33,679)	(59,052)
Effect of foreign currency exchange rate changes on cash and cash equivalents	10,284	434
Decrease in cash and cash equivalents	(177,756)	(40,979)
Cash and cash equivalents, beginning of period	848,116	216,751
Cash and cash equivalents, end of period	$670,360	$175,772

BELDEN INC.
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

In addition to reporting financial results in accordance with accounting principles generally accepted in the United States, we provide non-GAAP operating results adjusted for certain items, including: asset impairments; accelerated depreciation expense due to plant consolidation activities; purchase accounting effects related to acquisitions, such as the adjustment of acquired inventory and deferred revenue to fair value and transaction costs; severance, restructuring, and acquisition integration costs; gains (losses) recognized on the disposal of businesses and tangible assets; amortization of intangible assets; gains (losses) on debt extinguishment; certain revenues and gains (losses) from patent settlements; discontinued operations; and other costs. We adjust for the items listed above in all periods presented, unless the impact is immaterial to our financial statements. When we calculate the tax effect of the adjustments, we include all current and deferred income tax expense commensurate with the adjusted measure of pre-tax profitability.

We utilize the adjusted results to review our ongoing operations without the effect of these adjustments and for comparison to budgeted operating results. We believe the adjusted results are useful to investors because they help them compare our results to previous periods and provide important insights into underlying trends in the business and how management oversees our business operations on a day-to-day basis. As an example, we adjust for the purchase accounting effect of recording deferred revenue at fair value in order to reflect the revenues that would have otherwise been recorded by acquired businesses had they remained as independent entities. We believe this presentation is useful in evaluating the underlying performance of acquired companies. Similarly, we adjust for other acquisition-related expenses, such as amortization of intangibles and other impacts of fair value adjustments because they generally are not related to the acquired business' core operating performance. As an additional example, we exclude the costs of restructuring programs, which can occur from time to time for our current businesses and/or recently acquired businesses. We exclude the costs in calculating adjusted results to allow us and investors to evaluate the performance of the business based upon its expected ongoing operating structure. We believe the adjusted measures, accompanied by the disclosure of the costs of these programs, provides valuable insight.
Adjusted results should be considered only in conjunction with results reported according to accounting principles generally accepted in the United States.

	Three Months Ended		Six Months Ended
	July 2, 2017	July 3, 2016	July 2, 2017	July 3, 2016

	(In thousands, except percentages and per share amounts)
GAAP revenues	$610,633	$601,631	$1,162,014	$1,143,128
Deferred revenue adjustments	—	1,750	—	4,053
Adjusted revenues	$610,633	$603,381	$1,162,014	$1,147,181

GAAP gross profit	$242,509	$248,213	$464,623	$473,248
Severance, restructuring, and acquisition integration costs	8,189	1,826	14,117	3,918
Deferred gross profit adjustments	—	1,750	—	4,053
Purchase accounting effects related to acquisitions	1,167	—	1,167	195
Accelerated depreciation	266	206	532	412
Adjusted gross profit	$252,131	$251,995	$480,439	$481,826

GAAP gross profit margin	39.7%	41.3%	40.0%	41.4%
Adjusted gross profit margin	41.3%	41.8%	41.3%	42.0%

GAAP selling, general and administrative expenses	$(117,771)	$(123,057)	$(230,357)	$(245,463)
Severance, restructuring, and acquisition integration costs	1,362	3,625	2,090	9,680
Adjusted selling, general and administrative expenses	$(116,409)	$(119,432)	$(228,267)	$(235,783)

GAAP research and development	$(35,144)	$(36,652)	$(69,666)	$(72,785)
Severance, restructuring, and acquisition integration costs	9	418	(47)	679
Adjusted research and development	$(35,135)	$(36,234)	$(69,713)	$(72,106)

GAAP net income attributable to Belden	$35,977	$42,032	$61,664	$58,489
Interest expense, net	23,533	24,049	47,039	48,445
Income tax expense (benefit)	2,210	(3,741)	4,460	(3,531)
Loss on debt extinguishment	847	—	847	—
Noncontrolling interest	(86)	(99)	(192)	(198)
Total non-operating adjustments	26,504	20,209	52,154	44,716

Amortization of intangible assets	27,113	26,263	50,782	51,795
Severance, restructuring, and integration costs	9,560	5,869	16,160	14,277
Purchase accounting effects related to acquisitions	1,167	—	1,167	195
Accelerated depreciation	266	206	532	412
Deferred gross profit adjustments	—	1,750	—	4,053
Total operating income adjustments	38,106	34,088	68,641	70,732

Depreciation expense	11,262	11,781	22,379	23,238

Adjusted EBITDA	$111,849	$108,110	$204,838	$197,175

GAAP net income margin	5.9%	7.0%	5.3%	5.1%
Adjusted EBITDA margin	18.3%	17.9%	17.6%	17.2%

GAAP net income	$35,891	$41,933	$61,472	$58,291
Operating income adjustments from above	38,106	34,088	68,641	70,732
Loss on debt extinguishment	847	—	847	—
Tax effect of adjustments	(10,592)	(10,603)	(18,968)	(21,030)
Adjusted net income	$64,252	$65,418	$111,992	$107,993

GAAP net income	$35,891	$41,933	$61,472	$58,291
Less: Net loss attributable to noncontrolling interest	(86)	(99)	(192)	(198)
Less: Preferred stock dividends	8,733	—	17,466	—
GAAP net income attributable to Belden common stockholders	$27,244	$42,032	$44,198	$58,489

Adjusted net income	$64,252	$65,418	$111,992	$107,993
Less: Net loss attributable to noncontrolling interest	(86)	(99)	(192)	(198)
Less: Amortization expense attributable to noncontrolling interest, net of tax	16	16	31	32
Less: Preferred stock dividends	—	—	17,466	—
Adjusted net income attributable to Belden common stockholders	$64,322	$65,501	$94,687	$108,159

GAAP income per diluted share attributable to Belden common stockholders	$0.64	$0.99	$1.03	$1.38
Adjusted income per diluted share attributable to Belden common stockholders	$1.29	$1.54	$2.21	$2.55

GAAP diluted weighted average shares	42,832	42,533	42,753	42,459
Adjustment for assumed conversion of preferred stock into common stock	6,857	—	—	—
Adjusted diluted weighted average shares	49,689	42,533	42,753	42,459

BELDEN INC.
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)
We define free cash flow, which is a non-GAAP financial measure, as net cash from operating activities adjusted for capital expenditures net of the proceeds from the disposal of tangible assets. We believe free cash flow provides useful information to investors regarding our ability to generate cash from business operations that is available for acquisitions and other investments, service of debt principal, dividends and share repurchases. We use free cash flow, as defined, as one financial measure to monitor and evaluate performance and liquidity. Non-GAAP financial measures should be considered only in conjunction with financial measures reported according to accounting principles generally accepted in the United States. Our definition of free cash flow may differ from definitions used by other companies.

	Three Months Ended		Six Months Ended
	July 2, 2017	July 3, 2016	July 2, 2017	July 3, 2016

	(In thousands)
GAAP net cash provided by operating activities	$47,044	$47,958	$34,781	$60,570
Capital expenditures, net of proceeds from the disposal of tangible assets	(11,798)	(11,662)	(22,197)	(25,083)
Non-GAAP free cash flow	$35,246	$36,296	$12,584	$35,487

BELDEN INC.
RECONCILIATION OF NON-GAAP MEASURES
2017 EARNINGS GUIDANCE

	Year Ended December 31, 2017	Three Months Ended October 1, 2017

Adjusted income per diluted share attributable to Belden common stockholders	$5.35 - $5.55	$1.35 - $1.45
Amortization of intangible assets	$(1.51)	$(0.47)
Loss on debt extinguishment	$(0.52)	$(0.51)
Severance, restructuring, and acquisition integration costs	$(0.40)	$(0.21)
Purchase accounting effects related to acquisitions	$(0.10)	$(0.06)
GAAP income per diluted share attributable to Belden common stockholders	$2.82 - $3.02	$0.10 - $0.20
Our guidance for income per diluted share attributable to Belden common stockholders is based upon information currently available regarding events and conditions that will impact our future operating results. In particular, our results are subject to the factors listed under "Forward-Looking Statements" in this release. In addition, our actual results are likely to be impacted by other additional events for which information is not available, such as asset impairments, purchase accounting effects related to acquisitions, severance, restructuring, and acquisition integration costs, gains (losses) recognized on the disposal of tangible assets, gains (losses) on debt extinguishment, discontinued operations, and other gains (losses) related to events or conditions that are not yet known.

Net Income and Earnings per Share (EPS)

All references to Net Income and EPS within this earnings release refer to net income attributable to Belden and income from continuing operations per diluted share attributable to Belden common stockholders, respectively.

Use of Non-GAAP Financial Information

Adjusted results are non-GAAP measures that reflect certain adjustments the Company makes to provide insight into operating results. GAAP to non-GAAP reconciliations accompany the condensed consolidated financial statements included in this release and have been published to the investor relations section of the Company’s website at http://investor.belden.com.

Forward-Looking Statements

This release and any statements made by us concerning the release may contain forward-looking statements including our expectations for the third quarter and full-year 2017. Forward-looking statements include statements regarding future financial performance (including revenues, expenses, earnings, margins, cash flows, dividends, capital expenditures and financial condition), plans and objectives, and related assumptions. In some cases these statements are identifiable through the use of words such as “anticipate,” “believe,” “estimate,” “forecast,” “guide,” “expect,” “intend,” “plan,” “project,” “target,” “can,” “could,” “may,” “should,” “will,” “would” and similar expressions. Forward-looking statements reflect management’s current beliefs and expectations and are not guarantees of future performance. Actual results may differ materially from those suggested by any forward-looking statements for a number of reasons, including, without limitation: the impact of a challenging global economy or a downturn in served markets; the competitiveness of the global broadcast, enterprise, and industrial markets; the inability to successfully complete and integrate acquisitions in furtherance of the Company’s strategic plan; volatility in credit and foreign exchange markets; variability in the Company’s quarterly and annual effective tax rates; the cost and availability of raw materials including copper, plastic compounds, electronic components, and other materials; disruption of, or changes in, the Company’s key distribution channels; the inability to execute and realize the expected benefits from strategic initiatives (including revenue growth, cost control, and productivity improvement programs); disruptions in the Company’s information systems including due to cyber-attacks; the inability of the Company to develop and introduce new products and competitive responses to our products; the inability to retain senior management and key employees; assertions that the Company violates the intellectual property of others and the ownership of intellectual property by competitors and others that prevents the use of that intellectual property by the Company; risks related to the use of open source software; the impact of regulatory requirements and other legal compliance issues; perceived or actual product failures; political and economic uncertainties in the countries where the Company conducts business, including emerging markets; the impairment of goodwill and other intangible assets and the resulting impact on financial performance; disruptions and increased costs attendant to collective bargaining groups and other labor matters; and other factors.

For a more complete discussion of risk factors, please see our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on February 17, 2017. Although the content of this release represents our best judgment as of the date of this report based on information currently available and reasonable assumptions, we give no assurances that the expectations will prove to be accurate. Deviations from the expectations may be material. For these reasons, Belden cautions readers to not place undue reliance on these forward-looking statements, which speak only as of the date made. Belden disclaims any duty to update any forward-looking statements as a result of new information, future developments, or otherwise, except as required by law.

About Belden

Belden Inc. delivers a comprehensive product portfolio designed to meet the mission-critical network infrastructure needs of industrial, enterprise and broadcast markets. With innovative solutions targeted at reliable and secure transmission of rapidly growing amounts of data, audio and video needed for today's applications, Belden is at the center of the global transformation to a connected world. Founded in 1902, the company is headquartered in St. Louis and has manufacturing capabilities in North and South America, Europe and Asia. For more information, visit us at www.belden.com or follow us on Twitter @BeldenInc.
Contact:
Belden Investor Relations
314-854-8054
Investor.Relations@Belden.com